InnerWorkings Announces Fourth Quarter and Full-Year 2018 Results
Over $40M in new business awarded to date in 2019; $136 million signed in 2018

CHICAGO, IL - March 5, 2019 - InnerWorkings, Inc. (NASDAQ: INWK), the leading global marketing execution firm, today announced financial results for the three and twelve months ended December 31, 2018. For all non-GAAP references below, please refer to the non-GAAP reconciliation tables at the end of this release for more information.

“Our solution is resonating more than ever in the marketplace and we're excited by the global brands we're onboarding or who are expanding their work with InnerWorkings already in 2019,” said Chief Executive Officer Rich Stoddart. “It has become clear that translating this growth into returns for our shareholders requires a multi-year transformation to drive sustainable operating leverage in our business. Through the progress we've made on our cost reduction plan, we've also developed a better understanding of what is required to realize the full potential of this business. We are committed to doing the hard work to significantly improve the return on every dollar spent serving our clients, while still delivering the same excellent service quality they expect.”
Financial and Business Highlights

•
Gross revenue was $294.2 million in the fourth quarter of 2018, a decrease of 4% compared to $305.4 million in the fourth quarter of 2017. Excluding currency impacts, fourth quarter gross revenue decreased 2% compared to the same period of last year. Full-year gross revenue was $1,121.6 million, a decrease of 1% compared to $1,138.4 million in 2017.

•	Gross profit (net revenue) was $60.1 million, or 20.4% of gross revenue in the fourth quarter of 2018, compared to $68.8 million, or 22.5% of revenue, in the same period of last year.

•
Net loss for the fourth quarter of 2018 was $(29.3) million, or $(0.57) per diluted share, compared to net loss of $(0.7) million, or $(0.01) per diluted share in the fourth quarter of 2017. Fourth quarter net loss includes $20.9 million of goodwill and other asset impairment charges, $5.5 million of inventory and other operational adjustments impacting gross profit, and $2.7 million of bad debt expense. The impacts to gross profit and bad debt mainly result from unprofitable client relationships that have been terminated.

•	Non-GAAP diluted loss per share for the fourth quarter of 2018 was $(0.11), compared to earnings of $0.01 in the fourth quarter of 2017.

•	Adjusted EBITDA was $1.3 million in the fourth quarter of 2018, compared to $10.8 million in the fourth quarter of 2017.

•
Additional work from new and existing clients awarded during 2018 amounts to $136 million of annual revenue at full run-rate and more than $40 million was awarded in year-to-date 2019. The 2019 multi-year agreements span across five clients, including an expansion with global premium spirits producer Beam Suntory and a new engagement with one of the world's top commercial and retail banks.

“At year-end 2018, we had actioned nearly $15 million of the $20 million in previously announced cost reduction measures, with another $3 million being actioned in the first quarter of 2019,” said Don Pearson, Chief Financial Officer. “But this original scope is not enough as our cost to serve our clients is still too high. With the assistance of third-party experts, we have launched a second phase of further profit enhancement opportunities, focused on driving consistency and sustainable efficiencies in our operations. We expect to realize $3 million of cost savings from this phase in the second half of 2019 and another $12 million in 2020 and beyond. These initiatives are designed to put in place a cost structure and operating platform that will deliver sustainable profitable growth. We look forward to updating you on our progress.”

Outlook

The Company expects gross revenue to be in a range of $1.15 to $1.18 billion, which represents growth of 3% to 5% compared to 2018. Adjusted EBITDA is expected to be in a range of $42 to $46 million dollars, which represents growth of 45% to 58% compared to 2018. Non-GAAP diluted earnings per share guidance for 2019 is expected to be $0.20 to $0.24.

Conference Call

Rich Stoddart, Chief Executive Officer, and Don Pearson, Chief Financial Officer, will host a conference call to discuss the results today at 4:00 p.m. Central time (5:00 p.m. Eastern time).

The phone number to access the conference call is (877) 771-7024. A live audio webcast of the call will be available through InnerWorkings' website at http://investor.inwk.com/events. A replay of the webcast will be available later today at the same location.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the SEC: adjusted EBITDA, non-GAAP diluted earnings per share and constant currency revenue. The Company believes these measures provide useful information to investors because they provide further insights into the Company’s financial performance. These measures are also used by management in its financial and operational decision-making and evaluation of overall performance. With respect to constant currency, we believe such presentation allows investors to measure our financial performance exclusive of foreign currency exchange fluctuations more clearly. Constant currency revenue is calculated by retranslating current period revenue at a consistent rate with the prior period results. This approach is based on the pricing currency for each country, which is typically the functional currency. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, please see the reconciliation of adjusted EBITDA, non-GAAP diluted earnings per share, and constant currency included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our most recently filed Form 10-K.

About InnerWorkings

InnerWorkings, Inc. (NASDAQ: INWK) is the leading global marketing execution firm serving Fortune 1000 brands across a wide range of industries. As a comprehensive outsourced enterprise solution, the Company leverages proprietary technology, an extensive supplier network and deep domain expertise to streamline the production of branded materials and retail experiences across geographies and formats. InnerWorkings is headquartered in Chicago, IL and employs 2,100 individuals to support global clients in the execution of multi-faceted brand campaigns in every major market around the world. InnerWorkings serves many industries, including: retail, financial services, hospitality, consumer packaged goods, nonprofit, healthcare, food & beverage, broadcasting & cable, automotive, and transportation. For more information visit: www.inwk.com.
CONTACT:
InnerWorkings, Inc.
Bridget Freas
312.589.5613
bfreas@inwk.com

Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(unaudited)	(as restated)	(unaudited)
Revenue	$294,195	$305,367	$1,121,551	$1,138,361
Cost of goods sold	234,077	236,580	866,453	862,903
Gross profit	60,118	68,787	255,098	275,458
Operating expenses:
Selling, general and administrative expenses	61,651	61,398	237,963	227,253
Depreciation and amortization	2,551	3,987	12,988	13,390
Change in fair value of contingent consideration	—	—	—	677
Goodwill impairment charge	19,574	—	47,461	—
Intangible and other asset impairments	1,303	—	18,121	—
Restructuring and other charges	2,889	—	6,031	—
Income (loss) from operations	(27,850)	3,402	(67,466)	34,138
Other income (expense):
Interest income	84	20	218	97
Interest expense	(2,895)	(1,490)	(7,749)	(4,729)
Other, net	118	(826)	(1,616)	(1,788)
Total other expense	(2,693)	(2,297)	(9,147)	(6,420)
Income (loss) before income taxes	(30,543)	1,105	(76,613)	27,718
Income tax expense	(1,284)	1,843	(434)	11,288
Net income (loss)	$(29,259)	$(738)	$(76,179)	$16,430

Basic (loss)/earnings per share	$(0.57)	$(0.01)	$(1.46)	$0.31
Diluted (loss)/earnings per share	$(0.57)	$(0.01)	$(1.46)	$0.30

Weighted average shares outstanding, basic	51,773	54,113	52,230	53,851
Weighted average shares outstanding, diluted	51,773	54,113	52,230	54,944

Condensed Consolidated Balance Sheets

(in thousands)	December 31, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,770	$30,562
Accounts receivable, net of allowance for doubtful accounts	193,253	205,386
Unbilled revenue	46,474	50,016
Inventories	56,001	40,694
Prepaid expenses	17,274	18,565
Other current assets	33,727	37,865
Total current assets	373,499	383,088
Property and equipment, net	82,933	36,714
Intangibles and other assets:
Goodwill	151,016	199,946
Intangible assets, net	9,828	27,563
Deferred income taxes	1,195	691
Other assets	2,976	1,636
Total intangibles and other assets	165,015	229,836
Total assets	$621,447	$649,638
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$158,449	$141,164
Revolving credit facility - current	142,736	—
Other current liabilities	26,205	24,078
Deferred revenue	17,614	17,620
Accrued expenses	34,605	34,391
Total current liabilities	379,609	217,253
Revolving credit facility - noncurrent	—	128,398
Deferred income taxes	6,056	12,043
Other long-term liabilities	52,698	7,399
Total liabilities	438,363	365,093
Stockholders' equity:
Common stock	6	6
Additional paid-in capital	239,960	235,199
Treasury stock at cost	(81,471)	(55,873)
Accumulated other comprehensive loss	(24,309)	(19,229)
Retained earnings	48,898	124,442
Total stockholders' equity	183,084	284,545
Total liabilities and stockholders' equity	$621,447	$649,638

Condensed Consolidated Statement of Cash Flows

(in thousands)	Twelve Months Ended December 31,
	2018	2017
	(unaudited)
Cash flows from operating activities
Net income (loss)	$(76,179)	$16,430
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,988	13,390
Stock-based compensation expense	5,302	6,820
Deferred income taxes	(6,562)	4,072
Change in fair value of contingent consideration liability	—	677
Goodwill impairment	47,461	—
Intangible and other asset impairments	18,121	—
Bad debt provision	3,601	454
Implementation cost amortization	433	—
Other operating activities	254	210
Change in assets, net of acquisitions:
Accounts receivable and unbilled revenue	4,112	(41,877)
Inventories	(16,325)	(4,245)
Prepaid expenses and other assets	1,518	(13,547)
Change in liabilities, net of acquisitions:
Accounts payable	21,959	18,152
Accrued expenses and other liabilities	6,374	11,162
Net cash provided by operating activities	23,057	11,698

Cash flows from investing activities
Purchases of property and equipment	(11,263)	(12,483)
Proceeds from sale of property and equipment	122	—
Net cash used in investing activities	(11,141)	(12,483)

Cash flows from financing activities
Net borrowing (repayments) of revolving credit facility	14,539	(867)
Net short-term secured borrowings	(1,525)	20,709
Repurchases of common stock	(25,689)	(10,885)
Payments of contingent consideration	—	(10,989)
Proceeds from exercise of stock options	545	2,663
Other financing activities	(1,606)	(1,156)
Net cash used in financing activities	(13,736)	(525)

Effect of exchange rate changes on cash and cash equivalents	(1,972)	948
Decrease in cash and cash equivalents	(3,792)	(362)
Cash and cash equivalents, beginning of period	30,562	30,924
Cash and cash equivalents, end of period	$26,770	$30,562

Reconciliation of Adjusted EBITDA and Non-GAAP Diluted Earnings Per Share
(Unaudited)

(in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
		(as restated)
Net (loss) income	$(29,259)	$(738)	$(76,179)	$16,430
Income tax expense	(1,284)	1,843	(434)	11,288
Interest income	(84)	(20)	(218)	(97)
Interest expense	2,895	1,491	7,749	4,729
Other, net	(118)	826	1,616	1,788
Depreciation and amortization	2,551	3,987	12,988	13,390
Stock-based compensation expense	1,677	1,524	5,302	6,820
Goodwill impairment	19,574	—	47,461	—
Intangible and other asset impairments	1,303	—	18,121	—
Restructuring charges	2,889	—	6,031	—
Senior leadership transition and other employee-related costs	267	—	1,420	—
Business development realignment	—	529	—	715
Obsolete retail inventory	—	—	950	—
Change in fair value of contingent consideration	—	—	—	677
Professional fees related to ASC 606 implementation	—	—	1,093	829
Executive search costs	—	454	235	454
Restatement-related professional fees	402	—	2,297	—
Other professional fees	467	—	629	—
Czech currency impact on procurement margin	—	860	—	860
Adjusted EBITDA	$1,280	$10,756	$29,061	$57,883

(in thousands, except per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
		(as restated)
Net (loss) income	$(29,259)	$(738)	$(76,179)	$16,430
Czech exit from exchange rate commitment, net of tax	—	—	—	294
Goodwill impairment	19,574	—	47,461	—
Intangible and other asset impairments, net of tax	977	—	15,014	—
Restructuring charges, net of tax	2,025	—	4,609	—
Senior leadership transition and other employee-related costs, net of tax	221	—	1,065	—
Business development realignment, net of tax	—	—	—	875
Change in fair value of contingent consideration	—	—	—	677
Obsolete retail inventory, net of tax	—	—	769	—
Professional fees related to ASC 606 implementation, net of tax	—	324	819	528
Executive search fees, net of tax	—	282	176	282
Restatement-related professional fees, net of tax	336	—	1,723	—
Other professional fees, net of tax	353		472	—
Czech currency impact on procurement margin, net of tax	—	697	—	697
Accelerated depreciation of internal use software, net of tax	—	246	—	246
Non-GAAP net (loss) income	$(5,773)	$811	$(4,071)	$20,029
Weighted-average shares outstanding, diluted	51,773	55,175	52,230	54,944
Non-GAAP diluted (loss) earnings per share	$(0.11)	$0.01	$(0.08)	$0.36